Exhibit  16.1

February  15,  2005

Office  of  the  Chief  Accountant
Securities  and  Exchange  Commission
450  Fifth  St,  NW
Washington,  DC
USA  20549

Dear  Sir  and/or  Madam:

We  have  read the statements that we understand NeWave, Inc. will include under
Item 4.01 of the Form 8-K it will file regarding the recent change of auditors. We agree with such statements regarding our firm.

Yours  truly,

/s/  Rose,  Snyder  &  Jacobs
Rose,  Snyder  &  Jacobs
A  Corporation  of  Certified  Public  Accountants

CC:  NeWave,  Inc.